UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 8, 2025

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 8, 2025, Perpetua Resources Corp. (the “Company”) announced that it has received a preliminary, non-binding indicative financing term sheet from the Export-Import Bank of the United States (“EXIM”) as part of a Preliminary Project Letter (“PPL”) conveying EXIM’s initial due diligence findings to the Company on its application for $2 billion in debt financing from EXIM for the Stibnite Gold Project (“Project”).

Along with the preliminary indicative term sheet, the PPL provides a summary of EXIM’s initial due diligence findings of the Project to date. Perpetua continues to work with EXIM to advance the project through the next stages of EXIM’s due diligence and loan application process. The Company is anticipating final EXIM Board consideration by the spring of 2026.

Cautionary Statement

Investors should be aware that the U.S. EXIM Letter of Interest (“LOI”), PPL and indicative term sheet are non-binding and conditional, and do not represent a financing commitment. A funding commitment, if any, is conditional upon successfully completing the due diligence and underwriting process, which may not be completed on the expected timeline, or at all. If the Company’s application is approved, there can be no assurance that the U.S. EXIM financing will be for the full amount indicated in the LOI or the increased amount requested in the application, or that the approved U.S. EXIM financing will be sufficient for the Company to commence construction of the Project. Further, release of funding under any such commitment would be subject to the satisfaction of certain conditions and covenants by the Company.

Statements contained in this Current Report on Form 8-K (“Current Report”) that are not historical facts are "forward-looking information" or "forward-looking statements" (collectively, "Forward-Looking Information") within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information includes, but is not limited to, the review process, timing, and potential outcome of the Company’s U.S. EXIM financing application. Forward-Looking Information are based on certain material assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information. For further information on these and other risks and uncertainties see the Company's filings with the SEC, which are available at www.sec.gov and with the Canadian securities regulators, which are available at www.sedarplus.ca. Except as required by law, the Company does not assume any obligation to release publicly any revisions to Forward-Looking Information contained in this Current Report to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: September 8, 2025	By:	/s/ Jessica Largent
Jessica Largent
Chief Financial Officer